Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Mediacom Communications Corporation (the "Company"), of our reports dated March 9, 2004, relating to the consolidated financial statements and financial statement schedule as of December 31, 2003 and 2002 and for the years then ended, which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/PricewaterhouseCoopers LLP

New York, New York
February 11, 2005